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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-140182 on Form S-8, Registration Statement No. 333-183746 on Form S-8 and Registration Statement No. 333-188705 on Form S-3 of Evolution Petroleum Corporation of our reports dated September 13, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2013.

/s/ Hein & Associates LLP
Hein & Associates LLP
Houston, Texas

September 13, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM